Exhibit 99.1

FOR IMMEDIATE RELEASE

First Commonwealth Announces Second Quarter 2013 Financial Results;
Declares Quarterly Dividend
Indiana, PA., July 24, 2013 - First Commonwealth Financial Corporation (NYSE: FCF) today reported net income of $5.8 million, or $0.06 diluted earnings per share, for the second quarter ended June 30, 2013, as compared to net income of $12.3 million, or $0.12 diluted earnings per share, in the second quarter of 2012. The decrease in net income was due to higher provision for credit losses, primarily related to one legacy credit, and decreases in net interest income and noninterest income. For the six months ended June 30, 2013, net income was $16.4 million, or $0.17 diluted earnings per share, compared to net income of $23.4 million, or $0.22 diluted earnings per share, for the comparable period in 2012. The decrease in net income was primarily the result of a higher provision for credit losses and a lower amount of gains on sale of commercial loans held for sale, partially offset by significantly lower noninterest expense.
"Overall growth continues to be tempered as a result of our credit quality improvement activities, including charge-offs, exiting excessive exposures and the sale of problem credits,” stated T. Michael Price, President and Chief Executive Officer.  “Collectively, these activities have significantly improved our credit quality metrics and our overall risk profile.  Our path to becoming a best-in-class performer begins with lower long-term credit costs, and our second quarter results demonstrate our progress in this regard.”

Net Interest Income and Net Interest Margin
Second quarter 2013 net interest income, on a fully taxable equivalent basis, was $46.7 million, a $1.3 million, or 3%, decrease as compared to the second quarter of 2012. The decrease was the result of a 26 basis point decline in the net interest margin, partially offset by a $238.2 million increase in average earning assets. Net interest margin was 3.35%, 3.45% and 3.61% for the three-month periods ended June 30, 2013, March 31, 2013 and June 30, 2012, respectively. For the six months ended June 30, 2013 net interest income, on a fully taxable equivalent basis, decreased $4.2 million to $93.2 million as compared to the same period of 2012. The decline was primarily due to a 28 basis point reduction in the net interest margin. The 12-month change in net interest income was impacted by $1.0 million of delinquent interest recognized in the first quarter of 2012 for one commercial loan that paid off. The net interest margin for the six months ended June 30, 2013 and 2012 was 3.40% and 3.68%, respectively. The current low interest rate environment is causing net interest margin compression. The negative effects of the current low interest rate environment were partially offset by a $200.5 million, or 4%, increase in interest-earning assets over the twelve-month period.
Average loan growth for the quarter ended June 30, 2013, was $40.2 million compared to the prior quarter and $112.8 million over the past 12 months. Average deposits increased $129.6 million over the past 12 months, including an $80.9 million, or 10%, increase in noninterest-bearing demand checking accounts. Demand accounts currently comprise 18% of total average deposits. Changes in the second quarter 2013 average deposit mix also include $249.3 million of purchased wholesale deposits. The wholesale deposit purchase represented an alternative to borrowed funds and an opportunity to extend funding terms at more favorable rates than retail deposits.
Credit Quality
The provision for credit losses was $10.8 million and $15.3 million for the three and six months ended June 30, 2013, respectively, as compared to $4.3 million and $8.1 million in the prior-year periods. The increase in provision expense is primarily related to the $13.1 million charge-off of an $18.6 million credit relationship to a local real estate developer due to deterioration in expected cash flow. This loan was classified as nonperforming in 2009 and currently has a $2.8 million net remaining balance. In addition, a $3.5 million loan for real estate development in Florida, classified as nonperforming in 2009, was sold in the second quarter of 2013, resulting in a gain of $0.3 million.

For the quarter ended June 30, 2013, nonperforming loans were $73.1 million, or 1.73% of total loans, a decrease of $5.2 million from March 31, 2013 and $11.8 million from June 30, 2012.
During the second quarter of 2013, net charge-offs were $15.6 million compared to $3.4 million in the second quarter of 2012. For the six months ended June 30, 2013, net charge-offs were $25.0 million, or 1.19% of average loans on an annualized basis, compared to $7.6 million, or 0.37% of average loans on an annualized basis, for the same period in 2012.
The allowance for credit losses as a percentage of total loans outstanding was 1.36%, 1.48% and 1.48% for June 30, 2013, March 31, 2013 and June 30, 2012, respectively.
Other Real Estate Owned (“OREO”) acquired through foreclosure was $15.6 million at June 30, 2013, as compared to $10.9 million and $19.1 million at March 31, 2013 and June 30, 2012, respectively. During the second quarter of 2013, one loan relationship for $4.8 million was foreclosed and transferred to OREO.
Noninterest Income
Noninterest income, excluding net security gains, decreased $1.2 million, or 7%, in the second quarter of 2013 compared to the same period last year. The decrease is primarily the result of lower gains on the sale of troubled commercial loans of $1.0 million as compared to the second quarter of 2012.
For the six months ended June 30, 2013, noninterest income, excluding net security gains, decreased $3.7 million, or 11%, when compared to the same period of 2012, primarily attributable to $2.9 million of lower gains on the sale of troubled commercial loans. Contributing to the 2013 decrease was $0.9 million in revenue from an OREO property that was sold in the first quarter of 2012.
There were no significant net security gains for the three and six months ended June 30, 2013. First Commonwealth has not incurred any other-than-temporary impairment charges in the investment portfolio since the third quarter of 2010.
Noninterest Expense
Noninterest expense was relatively flat at $42.0 million in the second quarter of 2013 as compared to $41.8 million in the second quarter of 2012. On April 1, 2013, First Commonwealth redeemed $32.5 million of fixed-rate trust preferred debt, incurring a $1.6 million charge for early extinguishment of debt, which was partially offset by a $0.9 million, or 4%, decrease in salaries and employee benefits expense.
For the six months ended June 30, 2013, as compared to the same period last year, noninterest expense decreased $5.1 million, or 6%. The decline was primarily attributable to $3.3 million less in OREO write-downs, a $1.4 million reduction in collection and repossession costs, a $0.8 million decrease in salaries and employee benefits and a $0.4 million reduction in FDIC insurance. These decreases were partially offset by the aforementioned charge related to the trust preferred early redemption and a $0.8 million contingency accrual for client tax reporting.
Full-time equivalent staff was 1,396 and 1,432 for the periods ended June 30, 2013 and 2012, respectively. The efficiency ratio, calculated as total noninterest expense as a percentage of total revenue (total revenue consists of net interest income, on a fully taxable equivalent basis, plus total noninterest income, excluding net impairment losses and net securities gains), was 68% for the six months ended June 30, 2013 and 2012.
Dividend/Buybacks
First Commonwealth Financial Corporation declared a common stock quarterly dividend of $0.06 per share which is payable on August 16, 2013 to shareholders of record as of August 5, 2013. This dividend represents a 3% projected annual yield utilizing the July 23, 2013 closing market price of $8.09.
On January 29, 2013, First Commonwealth's Board of Directors authorized a $25.0 million common stock repurchase program in addition to the $50.0 million common stock repurchase program announced on June 19, 2012. Under these programs, management is authorized to repurchase shares through Rule 10b5-1 plans, open market purchases, privately negotiated transactions, block purchases or otherwise in accordance with applicable federal securities laws, including

Rule 10b-18 of the Securities Exchange Act of 1934. Depending on market conditions and other factors, repurchases may be made at any time or from time to time, without prior notice. First Commonwealth may suspend or discontinue the programs at any time. As of June 30, 2013, First Commonwealth has purchased 8,921,093 shares at an average price of $6.80 per share under these programs.
First Commonwealth's Board of Directors also authorized the redemption of approximately $32.5 million in issued and outstanding 9.50% mandatorily redeemable capital securities issued by First Commonwealth Capital Trust I. First Commonwealth completed the redemption of these securities on April 1, 2013.
First Commonwealth's capital ratios for leverage, Total and Tier I were 9.9%, 13.3% and 12.1%, respectively on June 30, 2013.
Conference Call
First Commonwealth will host a quarterly conference call to discuss its financial results for the second quarter of 2013 on Wednesday, July 24, 2013 at 2:00 PM (ET). The call can be accessed by dialing (toll free) 1-888-317-6016 or through the company web page, http://www.fcbanking.com via the "Investor Relations" link. A replay of the call will be available approximately one hour following the conclusion of the conference. A link to the call replay will be accessible at this web page for 30 days.
About First Commonwealth Financial Corporation
First Commonwealth is a $6.2 billion financial holding company headquartered in Indiana, Pennsylvania. It operates 110 retail branch offices in 15 counties in western and central Pennsylvania through First Commonwealth Bank, a Pennsylvania chartered bank and trust company. Financial services and insurance products are also provided through First Commonwealth Insurance Agency and First Commonwealth Financial Advisors, Inc.
Forward-Looking Statements
This release contains forward-looking statements about First Commonwealth's future plans, strategies and financial performance. These statements can be identified by the fact that they do not relate strictly to historical or current facts and often include words such as "believe," "expect," "anticipate," "intend," "plan," "estimate" or words of similar meaning, or future or conditional verbs such as "will," "would," "should," "could" or "may." Such statements are based on assumptions and involve risks and uncertainties, many of which are beyond our control and may cause actual results, performance or achievements to differ materially from the results, performance or achievements contemplated by the forward-looking statements. These risks and uncertainties include, among other things, the following: continued deterioration in general business and economic conditions; changes in interest rates; deterioration in the credit quality of our loan portfolios or in the value of the collateral securing those loans; deterioration in the value of securities held in our investment securities portfolio; the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Law and other legal and regulatory changes; increased competition from both banks and non-banks; changes in customer behavior and preferences; effects of mergers and acquisitions and related integration; effects of critical accounting policies and judgments; management's ability to effectively manage credit risk, market risk, operational risk, legal risk, and regulatory and compliance risk; and other risks and uncertainties described in our reports filed with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K. Forward-looking statements speak only as of the date on which they are made. First Commonwealth undertakes no obligation to update any forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.
Contact:
Investor and Media Relations:
Richard Stimel
VP / Corporate Communications & Investor Relations
724-349-7220

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands, except per share data)
	For the Three Months Ended			For the Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2013	2013	2012	2013	2012
SUMMARY RESULTS OF OPERATIONS
Net interest income (FTE)(1)	$46,728	$46,447	$48,008	$93,174	$97,395
Provision for credit losses	10,800	4,497	4,297	15,297	8,084
Noninterest income	14,931	14,885	16,096	29,816	33,476
Noninterest expense	41,998	41,454	41,848	83,452	88,600
Net income	5,816	10,553	12,321	16,369	23,372

Earnings per common share (diluted)	$0.06	$0.11	$0.12	$0.17	$0.22

KEY FINANCIAL RATIOS
Return on average assets	0.38%	0.71%	0.83%	0.54%	0.79%
Return on average shareholders' equity	3.16%	5.73%	6.41%	4.45%	6.11%
Efficiency ratio(2)	68.12%	67.59%	65.28%	67.86%	67.70%
Net interest margin (FTE)(1)	3.35%	3.45%	3.61%	3.40%	3.68%

Book value per common share	$7.37	$7.53	$7.38
Tangible book value per common share(4)	5.69	5.90	5.82
Market value per common share	7.37	7.46	6.73
Cash dividends declared per common share	0.06	0.05	0.05	$0.11	$0.08

ASSET QUALITY RATIOS
Allowance for credit losses as a percent of
end-of-period loans	1.36%	1.48%	1.48%
Allowance for credit losses as a percent of
nonperforming loans	78.60%	79.54%	72.61%
Nonperforming loans as a percent of
end-of-period loans	1.73%	1.86%	2.04%
Nonperforming assets as a percent of total assets	1.45%	1.47%	1.76%
Net charge-offs as a percent of average loans
(annualized)	1.47%	0.90%	0.33%

CAPITAL RATIOS
Shareholders' equity as a percent of total assets	11.55%	12.26%	12.99%
Tangible common equity as a percent of
tangible assets(3)	9.16%	9.87%	10.54%
Leverage Ratio	9.89%	11.15%	11.76%
Risk Based Capital - Tier I	12.05%	13.27%	13.91%
Risk Based Capital - Total	13.27%	14.52%	15.16%

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands, except per share data)
	For the Three Months Ended			For the Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2013	2013	2012	2013	2012
INCOME STATEMENT
Interest income	$50,981	$51,761	$54,712	$102,742	$111,328
Interest expense	5,283	6,343	7,794	11,626	16,240
Net Interest Income	45,698	45,418	46,918	91,116	95,088
Taxable equivalent adjustment(1)	1,030	1,029	1,090	2,058	2,307
Net Interest Income (FTE)	46,728	46,447	48,008	93,174	97,395
Provision for credit losses	10,800	4,497	4,297	15,297	8,084
Net Interest Income after Provision for Credit Losses (FTE)	35,928	41,950	43,711	77,877	89,311

Changes in fair value on impaired securities	2,841	1,864	(1,323)	4,705	175
Non-credit related (gains) losses on securities not
expected to be sold (recognized in other
comprehensive income)	(2,841)	(1,864)	1,323	(4,705)	(175)
Net Impairment Losses	—	—	—	—	—
Net securities gains	4	4	—	8	—
Trust income	1,608	1,663	1,607	3,271	3,149
Service charges on deposit accounts	3,815	3,401	3,737	7,216	7,239
Insurance and retail brokerage commissions	1,384	1,417	1,670	2,801	3,094
Income from bank owned life insurance	1,432	1,428	1,459	2,860	2,904
Gain on sale of assets	425	275	1,444	700	3,559
Card related interchange income	3,490	3,188	3,285	6,678	6,399
Other income	2,773	3,509	2,894	6,282	7,132
Total Noninterest Income	14,931	14,885	16,096	29,816	33,476

Salaries and employee benefits	21,497	21,793	22,363	43,290	44,121
Net occupancy expense	3,221	3,635	3,303	6,856	6,707
Furniture and equipment expense	3,297	3,272	3,024	6,569	6,208
Data processing expense	1,503	1,516	1,796	3,019	3,359
Pennsylvania shares tax expense	1,517	1,190	1,510	2,707	2,693
Intangible amortization	297	358	371	655	742
Collection and repossession expense	851	1,151	670	2,002	3,369
Other professional fees and services	948	969	940	1,917	2,139
FDIC insurance	1,084	1,050	1,262	2,134	2,499
Loss on early redemption of subordinated debt	1,629	—	—	1,629	—
Other operating expenses	6,154	6,520	6,609	12,674	16,763
Total Noninterest Expense	41,998	41,454	41,848	83,452	88,600

Income before Income Taxes	8,861	15,381	17,959	24,241	34,187
Taxable equivalent adjustment(1)	1,030	1,029	1,090	2,058	2,307
Income tax provision	2,015	3,799	4,548	5,814	8,508
Net Income	$5,816	$10,553	$12,321	$16,369	$23,372

Shares Outstanding at End of Period	96,442,161	99,298,120	104,728,846	96,442,161	104,728,846
Average Shares Outstanding Assuming Dilution	97,577,010	99,305,414	104,901,239	98,429,223	104,855,543

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands)

	June 30,	March 31,	June 30,
	2013	2013	2012
BALANCE SHEET (Period End)
Assets
Cash and due from banks	$77,485	$53,991	$82,659
Interest-bearing bank deposits	4,497	1,780	3,839
Securities	1,340,600	1,325,560	1,195,118

Loans	4,229,752	4,218,810	4,159,531
Allowance for credit losses	(57,452)	(62,262)	(61,676)
Net loans	4,172,300	4,156,548	4,097,855

Goodwill and other intangibles	161,677	161,973	163,057
Other assets	396,457	399,187	404,288
Total Assets	$6,153,016	$6,099,039	$5,946,816

Liabilities and Shareholders' Equity
Noninterest-bearing demand deposits	$900,940	$883,307	$823,880

Interest-bearing demand deposits	101,505	90,276	98,937
Savings deposits	2,535,592	2,510,615	2,415,860
Time deposits	1,195,010	1,227,380	1,123,285
Total interest-bearing deposits	3,832,107	3,828,271	3,638,082

Total deposits	4,733,047	4,711,578	4,461,962

Short-term borrowings	441,848	308,100	474,264
Long-term borrowings	216,782	280,068	181,120
Total borrowings	658,630	588,168	655,384

Other liabilities	50,664	51,565	56,980
Shareholders' equity	710,675	747,728	772,490
Total Liabilities and Shareholders' Equity	$6,153,016	$6,099,039	$5,946,816

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands)

	For the Three Months Ended
	June 30,	Yield/	March 31,	Yield/	June 30,	Yield/
	2013	Rate	2013	Rate	2012	Rate
NET INTEREST MARGIN (Quarterly Averages)

Assets
Loans (FTE)(1)	$4,262,773	4.20%	$4,222,606	4.38%	$4,144,470	4.61%
Securities and interest bearing bank deposits (FTE)(1)	1,330,752	2.22%	1,238,020	2.34%	1,210,889	2.76%
Total Interest-Earning Assets (FTE)(1)	5,593,525	3.73%	5,460,626	3.92%	5,355,359	4.19%
Noninterest-earning assets	577,818		569,277		589,888
Total Assets	$6,171,343		$6,029,903		$5,945,247

Liabilities and Shareholders' Equity
Interest-bearing demand and savings deposits	$2,630,512	0.13%	$2,606,695	0.15%	$2,553,412	0.17%
Time deposits	1,216,403	1.05%	1,141,576	1.14%	1,165,009	1.58%
Short-term borrowings	445,249	0.26%	355,912	0.25%	422,361	0.27%
Long-term borrowings	221,310	1.79%	280,152	2.80%	183,890	4.09%
Total Interest-Bearing Liabilities	4,513,474	0.47%	4,384,335	0.59%	4,324,672	0.72%
Noninterest-bearing deposits	873,827		849,007		796,555
Other liabilities	46,847		49,295		50,724
Shareholders' equity	737,195		747,266		773,296
Total Noninterest-Bearing Funding Sources	1,657,869		1,645,568		1,620,575
Total Liabilities and Shareholders' Equity	$6,171,343		$6,029,903		$5,945,247

Net Interest Margin (FTE) (annualized)(1)		3.35%		3.45%		3.61%

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands)

	For the Six Months Ended
	June 30,	Yield/	June 30,	Yield/
	2013	Rate	2012	Rate
NET INTEREST MARGIN (Year-to-Date Averages)

Assets
Loans (FTE)(1)	$4,242,800	4.29%	$4,129,977	4.71%
Securities and interest bearing bank deposits (FTE)(1)	1,284,643	2.28%	1,196,948	2.84%
Total Interest-Earning Assets (FTE)(1)	5,527,443	3.82%	5,326,925	4.29%
Noninterest-earning assets	573,571		596,375
Total Assets	$6,101,014		$5,923,300

Liabilities and Shareholders' Equity
Interest-bearing demand and savings deposits	$2,618,669	0.14%	$2,564,836	0.19%
Time deposits	1,179,196	1.09%	1,184,338	1.60%
Short-term borrowings	400,827	0.26%	378,407	0.27%
Long-term borrowings	250,569	2.35%	195,614	3.95%
Total Interest-Bearing Liabilities	4,449,261	0.53%	4,323,195	0.76%
Noninterest-bearing deposits	861,486		780,611
Other liabilities	48,064		50,519
Shareholders' equity	742,203		768,975
Total Noninterest-Bearing Funding Sources	1,651,753		1,600,105
Total Liabilities and Shareholders' Equity	$6,101,014		$5,923,300

Net Interest Margin (FTE) (annualized)(1)		3.40%		3.68%

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands)

	June 30,	March 31,	June 30,
	2013	2013	2012
ASSET QUALITY DETAIL
Nonperforming Loans:
Loans on nonaccrual basis	$41,767	$31,576	$33,457
Troubled debt restructured loans on nonaccrual basis	17,519	32,565	45,235
Troubled debt restructured loans on accrual basis	13,811	14,140	6,251
Total Nonperforming Loans	$73,097	$78,281	$84,943
Other real estate owned ("OREO")	15,603	10,933	19,140
Repossessions ("Repo")	573	742	663
Total Nonperforming Assets	$89,273	$89,956	$104,746
Loans past due in excess of 90 days and still accruing	$2,648	$3,927	$10,587
Criticized loans	223,594	254,866	272,517
Nonperforming assets as a percentage of total loans,
plus OREO and Repos	2.10%	2.13%	2.51%
Allowance for credit losses	$57,452	$62,262	$61,676

	For the Three Months Ended			For the Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2013	2013	2012	2013	2012
Net Charge-offs (Recoveries):
Commercial, financial, agricultural and other	$13,547	$410	$1,717	$13,957	$3,393
Real estate construction	624	72	114	696	248
Commercial real estate	683	8,447	278	9,130	355
Residential real estate	232	(401)	593	(169)	2,172
Loans to individuals	524	894	651	1,418	1,474
Net Charge-offs	$15,610	$9,422	$3,353	$25,032	$7,642

Net charge-offs as a percentage of average loans
outstanding (annualized)	1.47%	0.90%	0.33%	1.19%	0.37%
Provision for credit losses as a percentage of net
charge-offs	69.19%	47.73%	128.15%	61.11%	105.78%
Provision for credit losses	$10,800	$4,497	$4,297	$15,297	$8,084

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands, except per share data)

RECONCILIATION OF NON-GAAP MEASURES

(1) Net interest income has been computed on a fully taxable equivalent basis ("FTE") using the 35% federal income tax statutory rate.
(2) Efficiency ratio is "total noninterest expense" as a percentage of total revenue. Total revenue consists of "net interest income, on a fully taxable equivalent basis," plus "total noninterest income," excluding "net impairment losses" and "net securities gains."

	June 30,	March 31,	June 30,
	2013	2013	2012

Tangible Equity:
Total shareholders' equity	$710,675	$747,728	$772,490
Less: intangible assets	161,677	161,973	163,057
Tangible Equity	548,998	585,755	609,433
Less: preferred stock	—	—	—
Tangible Common Equity	$548,998	$585,755	$609,433

Tangible Assets:
Total assets	$6,153,016	$6,099,039	$5,946,816
Less: intangible assets	161,677	161,973	163,057
Tangible Assets	$5,991,339	$5,937,066	$5,783,759

(3)Tangible Common Equity as a percentage of
Tangible Assets	9.16%	9.87%	10.54%

Shares Outstanding at End of Period	96,442,161	99,298,120	104,728,846
(4)Tangible Book Value Per Common Share	$5.69	$5.90	$5.82

Note: Management believes that it is a standard practice in the banking industry to present these non-gaap measures. These measures provide useful information to management and investors by allowing them to make peer comparisons.